UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2019

C&F FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-23423	54-1680165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

802 Main Street, West Point, Virginia	23181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 843-2360

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CFFI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange of 1934 (§240.12b-2 of this chapter).

Emer
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01         Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On August 13, 2019, C&F Financial Corporation, a Virginia corporation (the “Corporation”) entered into an Agreement and Plan of Reorganization (the “Agreement”) with Peoples Bankshares, Incorporated, a Virginia corporation (“Peoples”).  Pursuant to the Agreement, Peoples will merge with and into the Corporation, with the Corporation as the surviving corporation (the “Merger”).  After the completion of the Merger, Peoples Community Bank, the wholly-owned Virginia chartered commercial banking subsidiary of Peoples, will be merged with and into Citizens and Farmers Bank, the wholly-owned Virginia chartered commercial banking subsidiary of the Corporation.

Upon completion of the Merger, in exchange for each share of Peoples’ common stock, Peoples shareholders will receive 0.5366 shares of the Corporation’s common stock and  $27.00 in cash,  subject to the Corporation’s right (with the consent of Peoples) to increase the amount of the Corporation’s common stock in the exchange and decrease by a corresponding amount the amount of cash in the exchange to the extent required in order to ensure that the Merger qualifies as a tax-free reorganization under Section 368 of the Internal Revenue Code.  Based on the August 13, 2019 closing price of $51.79 per share of the Corporation’s common stock as reported on the NASDAQ Stock Market, the transaction has an implied valuation of approximately $21.4 million.

The boards of directors of each of the Corporation and Peoples have unanimously approved the Agreement.    The Agreement contains customary representations, warranties and covenants from both the Corporation and Peoples.    The consummation of the Merger is subject to various conditions, including (i) approval of the Agreement and Merger by holders of a majority of the outstanding shares of Peoples’ common stock, (ii) receipt of all required regulatory approvals, (iii) the absence of any law or order prohibiting the closing of the Merger, (iv) the effectiveness of the registration statement to be filed by the Corporation with the Securities and Exchange Commission with respect to the Corporation’s common stock to be issued in the Merger, and (v) the approval of the listing on the Nasdaq Global Select Market of the Corporation’s common stock to be issued in the Merger.   Each party’s obligation to consummate the Merger is further subject to certain other conditions, including the accuracy of the representations and warranties of the other party, compliance of the other party with its covenants, the absence of any material adverse effect with respect to the other party, and receipt from the party’s legal counsel of its opinion to the effect that the Merger will qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code.  In addition, the Corporation’s obligations to complete the Merger are subject to certain additional conditions, including that the Support Agreements (defined below) remain in full force and effect and that not more than 10% of the outstanding shares of Peoples common stock shall constitute dissenting shares under the Agreement.  Subject to the satisfaction or waiver of the various conditions for closing, the parties anticipate completing the Merger in early 2020.

The Agreement contains certain termination rights for both the Corporation and Peoples.  Upon termination of the Agreement in certain circumstances, including if Peoples agrees to be acquired other than by the Corporation, Peoples will pay the Corporation a termination fee of $900,000.

In connection with the execution of the Agreement, all of the directors of Peoples entered into support and non-competition agreements with the Corporation (the “Support Agreements”) pursuant to which such individuals, in their capacities as shareholders of Peoples, have agreed, among other things, to vote their respective shares of common stock in favor of the approval of the Agreement and Merger and, with respect to non-employee directors of Peoples, to certain non-competition and non-solicitation covenants. The form of the support and non-competition agreement is included in Exhibit 2.1 to this report as an exhibit to the Agreement and is incorporated herein by reference.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Accordingly, investors should not rely on the representations, warranties, and covenants or any description thereof as characterizations of the actual state of facts or conditions.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.  Accordingly, the Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding the Corporation or Peoples, their respective affiliates or their respective businesses.  The Agreement should not be read alone, but should instead be read in conjunction with other information regarding the Corporation, Peoples, their respective affiliates and businesses, the Agreement, and the Merger that will be contained in or incorporated by reference into the Registration Statement on Form S-4 of the Corporation that will include a prospectus of the Corporation and a proxy statement of Peoples, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that the Corporation makes with the Securities and Exchange Commission (the “SEC”).

Important Information and Where to Find It:

This report does not constitute an offer to sell or the solicitation of an offer to buy securities of the Corporation or a solicitation of any vote or approval. The Corporation will file a registration statement on Form S-4 and other documents regarding the proposed transaction with the SEC to register the shares of the Corporation’s common stock to be issued to the shareholders of Peoples. The registration statement will include a proxy statement/prospectus, which will be sent to the shareholders of Peoples in advance of its special meeting of shareholders that will be held to consider the proposed transaction.  Before making any voting or investment decision investors and security holders are urged to read the proxy statement/prospectus and any other relevant documents to be filed with the SEC in connection with the proposed transaction because they contain important information about the Corporation, Peoples and the proposed transaction. Shareholders are also urged to carefully review the Corporation’s public filings with the SEC, including, but not limited to, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements. Investors and security holders may obtain a free copy of these documents (when available) through the website maintained by the SEC at www.sec.gov. These documents may also be obtained, without charge, from the Corporation at www.cffc.com under the tab “Investor Relations” or by directing a request to C&F Financial Corporation, 3600 La Grange Parkway, Toano, Virginia 23168, Attn.: Investor Relations.  The information on the Corporation’s website is not, and shall not be deemed to be, a part of this report or incorporated into other filings the Corporation makes with the SEC.

The Corporation, Peoples and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Peoples in connection with the proposed transaction. Information about the directors and executive officers of the Corporation and their ownership of the Corporation’s common stock is set forth in the Corporation’s proxy statement in connection with its annual meeting of shareholders, as previously filed with the SEC on March 8, 2019. Information about the directors and executive officers of Peoples and their ownership of Peoples’ common stock may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information regarding the interests of these participants and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Safe Harbor Statement:

Statements made in this report that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Corporation and Peoples, include statements as to the anticipated benefits of the proposed transaction, including future financial and operating results, cost savings and enhanced revenues that may be realized from the proposed transaction as well as other statements of expectations regarding the proposed transaction and any other statements regarding future results or expectations.  The companies’ respective abilities to predict results, or the actual effect of future plans or strategies, are inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Corporation and Peoples and their respective subsidiaries include, but are not limited to the ability to obtain required regulatory and shareholder approvals and meet other closing conditions to the transaction; the ability to complete the proposed transaction as expected and within the expected time frame; disruptions to customer and employee relationships and business operations caused by the proposed transaction; the ability to implement integration plans associated with the transaction, which integration may be more difficult, time-consuming or costly than expected; the ability to achieve the cost savings and synergies contemplated by the proposed transaction within the expected time frame, or at all; changes in local and national economies, or market conditions; changes in interest rates; regulations and accounting principles; changes in policies or guidelines; loan demand and asset quality, including values of real estate and other collateral; deposit flow; the impact of competition from traditional or new sources; and the other factors detailed in the Corporation’s publicly filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2018. As a result, actual results may differ materially from the forward-looking statements in this report.

These factors are not necessarily all of the factors that could cause the Corporation’s, Peoples’ or the combined company’s actual results, performance, or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other unknown or unpredictable factors also could harm the Corporation’s, Peoples’ or the combined company’s results.

Item 9.01         Financial Statements and Exhibits

(d) Exhibits

2.1    Agreement and Plan of Reorganization dated August 13, 2019 between C&F Financial Corporation and Peoples Bankshares, Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&F FINANCIAL CORPORATION
(REGISTRANT)

Date:	August 16, 2019	By: /s/ Jason E. Long
Jason E. Long
Chief Financial Officer and Secretary